Exhibit 99.1

NEWS RELEASE

Contact:

MQ Associates, Inc.

Todd E. Andrews

Chief Financial Officer

(770) 300-0101

MQ ASSOCIATES, INC. ANNOUNCES RESULTS

FOR THE YEAR ENDED DECEMBER 31, 2006

ALPHARETTA, GEORGIA, MARCH 30, 2007 – MQ Associates, Inc. (“MedQuest”), a leading national provider of diagnostic imaging services, today announced its results for the year ended December 31, 2006.

Net revenue was $273.5 million for the year ended December 31, 2006, representing a decrease of $19.5 million, or 6.6%, from net revenue of $293.0 million for the year ended December 31, 2005. For the year ended December 31, 2006, the decrease in net revenue was driven by the discontinuance of certain wholesale contracts, fewer lower modality procedures, lower scan volumes generally and a net reduction in centers.

Income from operations was $19.4 million for the year ended December 31, 2006, representing an increase of $4.9 million, or 34.0%, from income from operations of $14.5 million for the year ended December 31, 2005. Income from operations for the year ended December 31, 2006, includes a gain on the sale of three centers of $2.3 million.

Capital expenditures were $28.3 million for the year ended December 31, 2006 compared to $17.4 million for the year ended December 31, 2005.  Cash provided by operating activities was $25.1 million for the year ended December 31, 2006, compared to $34.5 million for the year ended December 31, 2005. The decrease was primarily due to changes in cash flows provided by working capital assets and liabilities.

Adjusted EBITDA, which is defined below, was $56.7 million for the year ended December 31, 2006, a decrease of $2.8 million, or 4.7%, compared to $59.5 million for the year ended December 31, 2005.  Adjusted EBITDA, as defined by MedQuest, is net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash expenses and (e) audit committee review and other charges.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net loss, see the “Adjusted EBITDA” table at the end of this release.

Year Ended December 31, 2006 Earnings Conference Call

MedQuest will conduct a conference call to discuss its results of operations and other related matters as disclosed in its previously filed Annual Report on Form 10-K for the year ended December 31, 2006.  The conference call is scheduled for 3:00 p.m. EDT on Thursday, April 12, 2007 and can be accessed at (800) 322-2803 (domestic) or (617) 614-4925 (international).  Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode #79204550.  The conference call will be broadcast live, and will be available for telephonic replay at (888) 286-8010 (domestic) or (617) 801-6888 (international) with participant passcode #31579554 through Friday, April 20, 2007.

Selected Financial Data

The following tables set forth selected financial data derived from MedQuest’s audited financial statements filed with its Annual Report on Form 10-K for the year ended December 31, 2006.

Condensed Consolidated Balance Sheets (in thousands)

	As of December 31,
	2006	2005
Assets
Cash and cash equivalents	$4,601	$11,604
Patient receivables, net of allowances	24,963	27,784
Other current assets	5,000	5,359
Total current assets	34,564	44,747
Property and equipment, net	77,432	86,151
Other assets	63,438	66,644
Total assets	$175,434	$197,542

Liabilities and Stockholders’ Deficit
Other current liabilities	$34,212	$40,121
Current portions of long-term debt and capital leases	1,478	10,911
Total current liabilities	35,690	51,032
Long-term debt and capital leases	340,445	326,794
Other liabilities	10,604	8,019
Total liabilities	386,739	385,845
Redeemable preferred stock	70,000	70,000
Total stockholders’ deficit	(281,305)	(258,303)
Total liabilities and stockholders’ deficit	$175,434	$197,542

Condensed Consolidated Statement of Operations (in thousands)

	Year ended December 31,
	2006	2005
Net revenue	$273,514	$292,973
Costs of services	124,108	136,069
MG&A expenses	95,972	104,891
(Gain) loss on disposal of assets	(112)	1,646
Depreciation and amortization	34,108	35,856
Income from operations	19,438	14,511
Interest expense, net	40,008	40,978
Equity in earnings of unconsolidated joint ventures	(217)	(275)
Provision for income taxes	2,686	3,026
Net loss	$(23,039)	$(29,218)

Adjusted EBITDA

This press release contains a discussion of Adjusted EBITDA, which, according to applicable Securities and Exchange Commission (“SEC”) rules, is a “non-GAAP financial measure” of MedQuest’s historical performance that is different from measures calculated and presented in accordance with GAAP.  MedQuest defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash expenses and (e) audit committee review and other charges. Adjusted EBITDA as calculated by MedQuest is not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund MedQuest’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or MedQuest’s other financial information as determined under GAAP.

Management uses Adjusted EBITDA in its internal analysis of operating performance and monitors it to ensure compliance with certain maintenance and debt incurrence covenants under MedQuest’s senior credit facility, which is described in more detail in MedQuest’s Annual Report on Form 10-K for the year ended December 31, 2006.  Management believes that Adjusted EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of critical components of results of operations, since it allows investors to compare the company’s ongoing performance before the effect of various items that do not directly affect the company’s ongoing financial performance.  Management also believes that disclosure of Adjusted EBITDA is valuable to investors because it allows them to monitor a key component of maintenance and debt incurrence covenants that determine MedQuest’s compliance with, and its ability to incur further indebtedness under, its senior credit facility.

A reconciliation from net loss to Adjusted EBITDA, as defined by MedQuest, is shown below (in thousands):

	Year ended December 31,
	2006	2005
Net loss	$(23,039)	$(29,218)
Interest expense, net	40,008	40,978
Provision for income taxes	2,686	3,026
Depreciation and amortization	34,108	35,856
EBITDA	53,763	50,642
Non-cash expenses(1)	2,644	1,320
Audit Committee review and other charges(2)	279	7,542
Adjusted EBITDA(3)	$56,686	$59,504

(1)          MedQuest incurred approximately $2.4 million of non-cash expenses related to the loss on disposal of assets for the year ended December 31, 2006, the majority of which were driven by closed centers. MedQuest had approximately $1.6 million of non-cash expenses related to the loss on disposal of assets for the year ended December 31, 2005, the majority of which were driven by closed centers, offset by an $0.9 million gain on settlement of insurance claim. MedQuest also had approximately $0.2 million and $0.6 million of non-cash expenses in the years ended December 31, 2006 and 2005, respectively, primarily for exit activities related to closed centers.

(2)          MedQuest incurred approximately $0.3 million of non-recurring cash expenses in the year ended December 31, 2006, related to the SEC’s formal inquiry concerning, among other things, MedQuest’s previous announcement that it expected to restate its financial statements for prior periods and its inability to timely file its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2005, which were filed in September and November 2005, and the U.S. Attorney’s Office investigation relating to the resignation of MedQuest’s former executive officers and its announcements that it expected to restate certain of its financial statements for prior periods. For the year ended December 31, 2005, MedQuest incurred approximately $7.5 million of non-recurring cash expenses related to the audit committee review, the restatement, the amendment of the senior credit facility, consent solicitation to holders of its notes, executive search fees and other related expenses.

(3)          Net loss, EBITDA and Adjusted EBITDA for the year ended December 31, 2006 includes a gain on the sale of three centers of $2.3 million.

About MQ Associates, Inc.

MQ Associates, Inc. is a holding company and has no material assets or operations other than its ownership of 100% of the outstanding capital stock of MedQuest, Inc.  MedQuest, Inc. is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States.  These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology, bone densitometry, ultrasound and mammography.  MedQuest, Inc. operates a network of 90 centers in thirteen states located primarily throughout the southeastern and southwestern United States.

Forward-Looking Statements

This press release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MedQuest’s future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MedQuest’s current expectations and are subject to a number of risks, uncertainties and assumptions.  MedQuest can give no assurance that such forward-looking statements will prove to be correct.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the previously announced inquiry by the SEC or any other future action taken by the SEC, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for its services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect its ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in MedQuest’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 30, 2007 as well as its other periodic reports filed with the SEC.